For Further Information, Contact:
Quality Systems, Inc.
18111 Von Karman Avenue, Suite 800
Irvine, CA 92612
Phone: (949) 255-2600
Jamie Arnold, Chief Financial Officer
JArnold@nextgen.com

FOR IMMEDIATE RELEASE
May 19, 2017

Quality Systems, Inc. Reports Fiscal 2017 Fourth Quarter and Year-End Results
IRVINE, Calif. - (May 19, 2017) - Quality Systems, Inc. (NASDAQ: QSII) announced today results for its fiscal 2017 fourth quarter and fiscal year ended March 31, 2017.
“We delivered another solid performance this quarter resulting in full year achievements that confirms our confidence in our organizational capabilities to deliver financial results. In addition, we continued to execute on our strategic agenda, which is driving satisfaction in our clients and confidence in our employees. As we look ahead, we plan to accelerate investments in our R&D and commercial capacities this fiscal year to enhance our market position and capitalize on opportunities to drive near term bookings and longer term revenue growth,” commented Rusty Frantz, president and chief executive officer of Quality Systems, Inc.
Revenues for the fiscal 2017 fourth quarter of $132.4 million compared to $127.9 million a year-ago. On a GAAP basis, net income for the 2017 fourth quarter was $4.4 million, compared with net loss of $16.3 million in the 2016 fourth quarter. Non-GAAP net income for the 2017 fourth quarter was $12.7 million compared with non-GAAP net income of $11.5 million in the 2016 fourth quarter.
On a GAAP basis, fully diluted earnings per share was $0.07 in the fiscal 2017 fourth quarter compared with a loss per share of $0.27 for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2017 fourth quarter was $0.21 versus $0.19 reported in the fourth quarter a year ago.
For the fiscal year ended March 31, 2017, revenues reached $509.6 million, compared with $492.5 million for the 2016 fiscal year. The recurring revenue base, which includes software-related subscription services, support and maintenance, RCM, and EDI, reached $417.4 million and represented approximately 82 percent of total revenues for the fiscal year ended 2017. GAAP net income for fiscal 2017 was $18.2 million, versus $5.7 million reported in fiscal 2016. Non-GAAP net income for fiscal year 2017 was $50.8 million compared to non-GAAP net income for fiscal year 2016 of $44.1 million.
On a GAAP basis, fully diluted earnings per share for the 2017 fiscal year was $0.29, compared with $0.09 reported in the 2016 fiscal year. On a non-GAAP basis, fully diluted earnings per share for fiscal year 2017 was $0.82 versus $0.72 reported in the prior year.

Fiscal 2018 Financial Outlook
The company is providing initial outlook for fiscal 2018 and expects:

•	Revenue of between $512 million and $530 million

•	Non-GAAP EPS of between $0.66 and $0.74

Conference Call Information
Quality Systems will host a conference call to discuss its fiscal 2017 fourth quarter and year-end results on Friday, May 19, 2017 at 8:30 AM ET (5:30 AM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-900-9499 or 937-502-2136 for international callers, and referencing participant code 10080033 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company's web site and an audio file of the call will also be archived for 90 days at investor.qsii.com. After the conference call, a replay will be available until May 26, 2017 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 10080033.

2017 Annual Shareholders' Meeting
In addition, the Company will hold its 2017 Annual Shareholders' Meeting on Tuesday, August 22, 2017 at 9:00 AM local time. The meeting will be held at the Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. Holders of record as of June 23, 2017 are eligible to vote and attend. Proxy materials and the 2017 Annual Report will be made available to shareholders of record and will also be posted on the Company's website at www.qsii.com.

About Quality Systems, Inc.
Quality Systems, Inc., known to our clients as NextGen Healthcare, provides software, services and analytics solutions to the ambulatory care market. We are a healthcare information technology and services company that delivers the foundational capabilities to organizations that want to promote healthy communities. Our technology provides a customizable platform that empowers physician practice success, enriches the patient care experience and lowers the cost of healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

Investor Contact:
Bob East or Asher Dewhurst
Westwicke Partners
443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition and disposition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, loss on disposition, restructuring costs, net securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2016 and expected to be applied for each quarter of fiscal year 2017 period is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition and disposition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2017	2016	2017	2016
Revenues:
Software license and hardware	$16,581	$18,497	$65,547	$70,523
Software related subscription services	23,139	19,015	87,050	55,403
Total software, hardware and related	39,720	37,512	152,597	125,926
Support and maintenance	41,898	39,792	158,803	165,200
Revenue cycle management and related services	20,515	20,376	82,552	83,006
Electronic data interchange and data services	23,424	20,930	88,951	82,343
Professional services	6,828	9,302	26,721	36,002
Total revenues	132,385	127,912	509,624	492,477
Cost of revenue:
Software license and hardware	5,427	7,357	24,654	27,506
Software related subscription services	9,637	9,168	36,744	26,622
Total software, hardware and related	15,064	16,525	61,398	54,128
Support and maintenance	7,414	7,455	28,317	31,329
Revenue cycle management and related services	14,318	14,018	56,370	57,591
Electronic data interchange and data services	12,870	12,851	51,102	50,153
Professional services	6,304	8,406	25,947	32,414
Total cost of revenue	55,970	59,255	223,134	225,615
Gross profit	76,415	68,657	286,490	266,862
Operating expenses:
Selling, general and administrative	42,710	40,272	163,623	156,234
Research and development costs, net	22,111	16,077	78,341	65,661
Amortization of acquired intangible assets	2,546	2,675	10,435	5,367
Impairment of assets	—	32,238	—	32,238
Restructuring costs	2,393	—	7,078	—
Total operating expenses	69,760	91,262	259,477	259,500
Income from operations	6,655	(22,605)	27,013	7,362
Interest income	5	27	14	428
Interest expense	(711)	(1,295)	(3,156)	(1,304)
Other expense, net	(116)	(19)	(262)	(166)
Income before provision for income taxes	5,833	(23,892)	23,609	6,320
Provision for income taxes	1,418	(7,570)	5,368	663
Net income (loss)	$4,415	$(16,322)	$18,241	$5,657
Net income (loss) per share:
Basic	$0.07	$(0.27)	$0.30	$0.09
Diluted	$0.07	$(0.27)	$0.29	$0.09
Weighted average shares outstanding:
Basic	62,345	60,899	61,818	60,635
Diluted	62,348	60,899	62,010	61,233
Dividends declared per common share	$—	$—	$—	$0.525

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	March 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$37,673	$27,176
Restricted cash and cash equivalents	4,916	5,320
Marketable securities	—	9,297
Accounts receivable, net	83,407	94,024
Inventory	158	555
Income taxes receivable	2,679	32,709
Prepaid expenses and other current assets	17,969	14,910
Total current assets	146,802	183,991
Equipment and improvements, net	27,426	25,790
Capitalized software costs, net	13,607	13,250
Deferred income taxes, net	11,265	8,198
Intangibles, net	69,213	91,675
Goodwill	185,898	188,837
Other assets	19,010	19,049
Total assets	$473,221	$530,790
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,618	$11,126
Deferred revenue	52,383	57,935
Accrued compensation and related benefits	24,513	18,670
Income taxes payable	405	91
Other current liabilities	46,775	50,238
Total current liabilities	128,694	138,060
Deferred revenue, net of current	1,394	1,335
Deferred compensation	6,629	6,357
Line of credit	15,000	105,000
Other noncurrent liabilities	16,461	10,661
Total liabilities	168,178	261,413
Commitments and contingencies
Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 62,455 and 60,978 shares at March 31, 2017 and March 31, 2016, respectively	625	610
Additional paid-in capital	228,549	211,262
Accumulated other comprehensive loss	(358)	(481)
Retained earnings	76,227	57,986
Total shareholders' equity	305,043	269,377
Total liabilities and shareholders' equity	$473,221	$530,790

QUALITY SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2017	2016	2017	2016
Income before provision for income taxes - GAAP	$5,833	$(23,892)	$23,609	$6,320
Non-GAAP adjustments:
Acquisition and disposition costs, net	1,376	(95)	6,523	5,648
Amortization of acquired intangible assets	5,508	5,612	22,461	11,014
Amortization of deferred debt issuance costs	269	258	1,076	258
Loss on disposition of Hospital Solutions division and related costs	—	311	—	2,064
Restructuring costs	2,393	—	7,078	—
Securities litigation defense costs, net of insurance	315	(1,866)	1,798	(2,147)
Share-based compensation	2,430	967	7,497	3,295
Impairment of assets	—	32,832	—	32,832
Other non-run-rate expenses*	144	2,477	3,009	4,199
Total adjustments to GAAP income before provision for income taxes:	12,435	40,496	49,442	57,163
Income before provision for income taxes - Non-GAAP	18,268	16,604	73,051	63,483
Provision for income taxes	5,572	5,064	22,281	19,362
Net income - Non-GAAP	$12,696	$11,540	$50,770	$44,121
Diluted net income per share - Non-GAAP	$0.21	$0.19	$0.82	$0.72
Weighted-average shares outstanding (diluted):	62,348	61,375	62,010	61,233

* For the three months ended March 31, 2017, other non-run-rate expenses consist primarily of professional services costs not related to core operations. For the three months ended March 31, 2016, other non-run-rate expenses consist of $1,145 professional services costs not related to core operations, $474 costs related to the transition of Company executive officers, and $858 employee-related costs, such as severance and retention.

For the fiscal year ended March 31, 2017, other non-run-rate expenses consist primarily of professional services costs not related to core operations and $191 of executive hiring costs. For the fiscal year ended March 31, 2016, other non-run-rate expenses consist of $1,417 professional services costs not related to core operations, $1,412 costs related to the transition of Company executive officers, and $1,370 employee-related costs, such as severance and retention.

# # #